EXHIBIT (a)(3)

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

FORM OF ARTICLES OF AMENDMENT

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FOURTH and Article SIXTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the corporation has (i) determined to change the name of the Advisor Class of common stock to A Class for all series with an Advisor Class and (ii) duly established a C Class of shares for nine (9) of the series (collectively, the “New Classes”).

THIRD:  The New Classes shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption as set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the New Classes.

FOURTH:  These Articles of Amendment do not increase the total number of shares of stock that the Corporation has authority to issue or the aggregate par value thereof. The total number of shares of stock that the Corporation has authority to issue is Three Billion (3,000,000,000) shares of capital stock with a par value of $0.01 each, and an aggregate par value of $30,000,000.

FIFTH:  Immediately prior to the New Classes, the duly established classes of shares (each hereinafter referred to as a “Class”) of the fourteen (14) series of stock were as follows:

Series Name	Class
LIVESTRONG 2015 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG 2020 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG 2025 Portfolio	Investor
Advisor
R
Institutional

Series Name	Class
LIVESTRONG 2030 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG 2035 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG 2040 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG 2045 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG 2050 Portfolio	Investor
Advisor
R
Institutional

LIVESTRONG Income Portfolio	Investor
Advisor
R
Institutional

One Choice Portfolio: Very Conservative	Investor

One Choice Portfolio: Conservative	Investor

One Choice Portfolio: Moderate	Investor

One Choice Portfolio: Aggressive	Investor

One Choice Portfolio: Very Aggressive	Investor

Each class of each such series shall consist, until further changed, of the lesser of (x) 3,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series.

SIXTH:  Immediately after the addition of the New Classes, the duly established classes of shares of the fourteen (14) series of stock were as follows:

Series Name	Class
LIVESTRONG 2015 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2020 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2025 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2030 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2035 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2040 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2045 Portfolio	Investor
Institutional
A
C
R

LIVESTRONG 2050 Portfolio	Investor
Institutional
A
C
R

Series Name	Class
LIVESTRONG Income Portfolio	Investor
Institutional
A
C
R

One Choice Portfolio: Very Conservative	Investor

One Choice Portfolio: Conservative	Investor

One Choice Portfolio: Moderate	Investor

One Choice Portfolio: Aggressive	Investor

One Choice Portfolio: Very Aggressive	Investor

Each class of each such series shall consist, until further changed, of the lesser of (x) 3,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series.

SEVENTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

EIGHTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

NINTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation as set forth in these Articles of Amendment.

TENTH: The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

ELEVENTH: These Articles of Amendment shall become effective at 12:01 a.m. on March 1, 2010.

    IN WITNESS WHEREOF, AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 16th day of February, 2010.

ATTEST:		AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

_____________________________________		_____________________________________
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: February 16, 2010	_____________________________________
Charles A. Etherington, Senior Vice President